UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

CHECK THE APPROPRIATE BOX:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      CORNERSTONE REALTY INCOME TRUST, INC.

                (Name of Registrant as Specified In Its Charter)
                                ----------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

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

                     CORNERSTONE REALTY INCOME TRUST, INC.

                                 APRIL 20, 2001

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, MAY 23, 2001


     The Annual Meeting of Shareholders of Cornerstone Realty Income Trust, Inc. (the "Company") will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23219 on Wednesday, May 23, 2001 at 2:00 p.m. (local time) for the following purposes:

     1. To elect two (2) directors to serve until the 2004 Annual Meeting of Shareholders.

     2. To transact such other business as may properly come before the meeting.

     If you were a holder of record of any common shares of the Company at the close of business on April 17, 2001, you are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously returned a proxy card.

     A proxy card for the voting of your shares is located in the window pocket of the envelope in which these proxy materials were mailed. If necessary, an additional proxy card may be obtained by calling Mr. David McKenney, Senior Vice President of Corporate Services, at (804) 643-1761.

                                     By Order of the Board of Directors

                                     /s/ Stanley J. Olander, Jr.

                                     Stanley J. Olander, Jr.
                                     Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                     CORNERSTONE REALTY INCOME TRUST, INC.
                                 PROXY STATEMENT

                                 APRIL 20, 2001

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 23, 2001

GENERAL

     The enclosed proxy is solicited by the directors of Cornerstone Realty Income Trust, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23219 on Wednesday, May 23, 2001 at 2:00 p.m. (local time) (the "Annual Meeting"). Your proxy may be revoked at any time before being voted at the Annual Meeting, either by a written notice of revocation that is received by the Company before the Annual Meeting or by conduct that is inconsistent with the continued effectiveness of the proxy, such as delivering another proxy with a later date or attending the Annual Meeting and voting in person. Unless your proxy indicates otherwise, all shares represented by a proxy that you complete and return will be voted FOR the election of the persons named therein as directors.

     This proxy statement and the enclosed proxy were mailed on April 20, 2001 to the common shareholders of record at the close of business on April 17, 2001 (the "Record Date"). The Company also mailed to each shareholder of record on the Record Date an Annual Report that includes audited consolidated financial statements for the year ended December 31, 2000.

     At the close of business on the Record Date, a total of 34,348,483 common shares of the Company (the "Common Shares") were outstanding and entitled to vote on all matters, including those to be acted upon at the Annual Meeting. The presence in person or by proxy of a majority of the Common Shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. If a quorum is present, two positions on the Board of Directors will be filled by the election of the two properly nominated candidates who receive the greatest number of affirmative votes at the Annual Meeting, even if the nominees do not receive a majority of all votes entitled to be represented and cast. A shareholder who wishes to abstain from voting on the election of directors may do so by specifying, as provided on the enclosed proxy, that authority to vote for any or all of the nominees is to be withheld. By withholding authority in this manner, the Common Shares that otherwise could be voted by such shareholder will not be included in determining the number of Common Shares voted for such nominees. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder indicating that less than all of the Common Shares of the record shareholder on the Record Date are to be voted on a particular matter. All Common Shares that are not voted will be treated as Common Shares as to which voting authority has been withheld.

     The mailing address of the Company is 306 East Main Street, Richmond, Virginia 23219. Notice of revocation of proxies should be sent to the Company,
Attn: Mr. David McKenney, Senior Vice President of Corporate Services, 306 East Main Street, Richmond, Virginia 23219.

     THE COMPANY WILL PROVIDE SHAREHOLDERS, AT ITS EXPENSE (EXCEPT FOR EXHIBITS), WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THEREIN, ON WRITTEN REQUEST TO STANLEY J. OLANDER, JR., SECRETARY OF THE COMPANY, AT THE MAILING ADDRESS FOR THE COMPANY SET FORTH ABOVE. THE COMPANY'S ANNUAL REPORT ON FORM 10-K ALSO MAY BE OBTAINED ELECTRONICALLY THROUGH THE EDGAR SYSTEM OF THE SECURITIES AND EXCHANGE COMMISSION AT HTTP:\\WWW.SEC.GOV.

OWNERSHIP OF EQUITY SECURITIES

     "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as an admission that any of such Common Shares are in fact beneficially owned by any person. There are no shareholders known to the Company who own beneficially more than 5% of the outstanding Common Shares, except as indicated in the following table.


                             AMOUNT AND NATURE OF BENEFICIAL
NAME AND ADDRESS             OWNERSHIP OF COMMON SHARES (1)
OF BENEFICIAL OWNER                  AS OF 12/31/00           PERCENT OF CLASS
-------------------                  --------------           ----------------
  Glade M. Knight                      2,211,624                    6.29%
  306 East Main Street
  Richmond, Virginia 23219


----------
(1) Includes 829,211 Common Shares that may be acquired upon the exercise of stock options.

     Beneficial Ownership of Common Shares held by directors and executive officers of the Company and nominees for election as directors at the Annual Meeting, as of the Record Date, are indicated in the table below. Each person named in the table and included in the director/officer group has sole voting and investment powers as to such Common Shares, or shares such powers with his or her spouse or minor children, if any.


                                                      NUMBER OF
                                                       COMMON
                                                       SHARES
                                                    BENEFICIALLY
                      NAME                            OWNED(1)      PERCENT OF CLASS
                      ----                            --------      ----------------
       Glenn W. Bunting, Jr. ...................        43,341               *
       Leslie A. Grandis .......................        44,088               *
       Glade M. Knight .........................     2,211,624            6.29%
       Penelope Ward Kyle ......................        44,263               *
       Stanley J. Olander, Jr. .................       420,941               *
       Harry S. Taubenfeld .....................        83,930               *
       Martin Zuckerbrod .......................        81,972               *
       Debra A. Jones ..........................       419,911               *
       All directors and executive officers as a
        group ..................................     3,350,070            9.29%


----------
* Less than one percent of outstanding Common Shares.

(1) Includes Common Shares that may be acquired upon the exercise of stock options, as follows: Messrs. Bunting and Grandis and Ms. Kyle - 41,371 Common Shares each; Mr. Knight - 829,211 Common Shares; Mr. Olander and Ms. Jones - 304,310 Common Shares each; and Messrs. Taubenfeld and Zuckerbrod - 67,452 Common Shares each.

ELECTION OF DIRECTORS

     NOMINEES FOR DIRECTORS. At the Annual Meeting, two (2) individuals are to be elected to the Board of Directors. The nominees for election as directors are Penelope W. Kyle and Harry S. Taubenfeld. If elected, each individual's term on the Board of Directors will extend until the 2004 Annual Meeting of Shareholders or until a successor is duly elected and qualified (except in the event of death, resignation or removal).

     Messrs. Bunting, Grandis and Knight will serve until the 2002 Annual Meeting of Shareholders. Messrs. Olander and Zuckerbrod will serve until the 2003 Annual Meeting of Shareholders.

     Unless otherwise specified, Common Shares represented by the proxies will be voted FOR the election of the nominees listed. In the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable. All of the nominees are now members of the Board of Directors and have been nominated by action of the Board of Directors. If a quorum is present, the two properly nominated candidates who receive the greatest number of affirmative votes of the Common Shares represented and voted at the Annual Meeting will be elected directors of the Company.

     The nominees, their ages, the respective years of their election to the Board of Directors of the Company, their principal occupations during the past five years or more and directorships of each in public companies in addition to the Company are as follows:

     PENELOPE W. KYLE, 53, has been the director of the Virginia Lottery since September 1, 1994. Ms. Kyle worked in various capacities for CSX Corporation and its affiliated companies from 1981 until August 1994. She served as Vice President, Administration and Finance for CSX Realty, Inc. beginning in 1991, as Vice President, Administration for CSX Realty, Inc. from 1989 to 1991, and as Assistant Vice President and Assistant to the President for CSX Realty, Inc. from 1987 to 1989. Ms. Kyle was first elected to the Company's Board of Directors in 1993.

     HARRY S. TAUBENFELD, 71, is a director of the Company. He has practiced law since 1956, and has been involved in mortgage and real estate investment activities in the firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York since 1959. Mr. Taubenfeld specializes in real estate and commercial law. Mr. Taubenfeld is a Trustee of the Village of Cedarhurst, New York, and a past President of the Nassau County Village Officials. Mr. Taubenfeld was first elected to the Company's Board of Directors in 1992.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE TWO NOMINEES.

     OTHER DIRECTORS AND OFFICERS. The following are the directors of the Company whose terms expire after 2001 and the executive officers of the Company.

     Glade M. Knight. Mr. Knight, 57, is Chairman, Chief Executive Officer and President of the Company. He was first elected to the Company's Board of Directors in 1989 and his current term as director expires in 2002. Mr. Knight founded, and serves as Chairman of the Board and Chief Executive Officer of, Apple Suites, Inc., which is a real estate investment trust that owns extended-stay hotels. Since 1972, Mr. Knight has held executive and/or ownership positions in several corporations involved in the management of and investment in real estate, and also has served, directly or indirectly, as a general or limited partner of 71 limited partnerships owning 80 properties comprising over 13,000 apartment units. Recently, Mr. Knight founded, and serves as the sole director and Chief Executive Officer of, Apple Hospitality Two, Inc. This corporation will seek to offer shares for sale to the public, to operate as a real estate investment trust, and to acquire and own upscale, high-quality, extended-stay hotel properties located in selected metropolitan areas.

     Glenn W. Bunting, Jr., 56, has been President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. He has been President of G.B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting was first elected to the Company's Board of Directors in 1993 and his current term as director expires in 2002.

     Leslie A. Grandis, 56, has been a partner in the law firm of McGuireWoods LLP in Richmond, Virginia since 1974. Mr. Grandis concentrates his practice in the areas of corporate finance and securities law. He is a director of Markel Corporation and CSX Trade Receivables Corporation. Mr. Grandis was first elected to the Company's Board of Directors in 1993 and his current term as director expires in 2002.

     Debra A. Jones, 46, is the Chief Operating Officer and an Executive Vice President of the Company. From June 1991 through August 1996, Ms. Jones was employed by Cornerstone Realty Group, Inc. She provided, through Cornerstone Realty Group, Inc., Cornerstone Management Group, Inc. and Cornerstone Advisors, Inc. (all of which had contracts to provide management and administration services to the Company), the same general types of services that she now provides as the Company's Chief Operating

Officer. Ms. Jones has held executive positions in real estate companies organized by Mr. Knight since 1979. Ms. Jones has been the Company's Chief Operating Officer since September 1, 1996, and serves in such capacity under an employment agreement which has a five-year term ending on August 31, 2001.

     Stanley J. Olander, Jr., 46, is a director, Chief Financial Officer, Executive Vice President and Secretary of the Company. From June 1991 through August 1996, Mr. Olander was employed by Cornerstone Realty Group, Inc. He provided, through Cornerstone Realty Group, Inc., Cornerstone Management Group, Inc. and Cornerstone Advisors, Inc. (all of which had contracts to provide management and administration services to the Company), the same general types of services that he now provides as the Company's Chief Financial Officer. Mr. Olander has held various executive positions in real estate companies organized by Glade M. Knight since 1981. Mr. Olander was first elected to the Company's Board of Directors in 1992 and his current term as director expires in 2003. Mr. Olander has been the Company's Chief Financial Officer since September 1, 1996, and serves in such capacity under an employment agreement which has a five-year term ending on August 31, 2001.

     Martin Zuckerbrod, 70, is a director of the Company. He has practiced law since 1956, and has been involved in mortgage and real estate investment activities in the firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York since 1959. Mr. Zuckerbrod's areas of professional concentration are real estate and commercial law. Mr. Zuckerbrod also serves as a judge in the Village of Cedarhurst, New York. Mr. Zuckerbrod was first elected to the Company's Board of Directors in 1992 and his current term as director expires in 2003.

COMMITTEES OF THE BOARD

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee as its standing committees. The Board of Directors has no nominating committee.

     The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors, except such powers specifically denied the Committee under the Company's Bylaws or by law. Messrs. Bunting, Knight, Taubenfeld and Zuckerbrod are the members of the Executive Committee.

     The Audit Committee declares distributions to shareholders and has the functions and responsibilities more fully set forth below in the Audit Committee Report. Messrs. Bunting and Grandis and Ms. Kyle are the members of the Audit Committee.

     The Compensation Committee administers the Company's incentive and stock option plans, and oversees the compensation and reimbursement of directors and officers of the Company. The members of the Compensation Committee are Mr. Grandis and Ms. Kyle.

     During 2000, the Board of Directors held four meetings and the Executive Committee held four meetings. The Audit Committee met three times during the year and the Compensation Committee met two times. Each director attended at least 75% of the aggregate of the number of meetings of the Board and of the committees to which he or she was assigned.

COMPENSATION OF DIRECTORS

     During 2000, independent directors (all directors other than Messrs. Knight and Olander) received annual directors' fees of $12,000 payable $6,000 in cash and $6,000 in Common Shares (valued at the current market price at the time of issuance), plus $500 for each meeting of the Board and $100 for each committee meeting attended. Independent directors, however, did not receive any compensation for attending a committee meeting if it occurred on the same day as a meeting of the entire Board of Directors. Independent directors received an additional $1,000 for serving on the Executive Committee in 2000. Non-independent directors received no compensation from the Company for their service as directors. All directors were reimbursed by the Company for their travel and other out-of-pocket expenses incurred in attending meetings of the directors or a committee and in conducting the business of the Company.

     In addition, in 2000, each independent director received an option to purchase 7,117 Common Shares, exercisable at $10.25 per Common Share. Independent directors will receive additional Common Share options in 2001 under the amended 1992 Non-Employee Directors Stock Option Plan.

EXECUTIVE OFFICERS

     The Company's executive officers are Glade M. Knight, Debra A. Jones and Stanley J. Olander, Jr. Information with regard to Messrs. Knight and Olander and Ms. Jones is set forth above under the caption "Election of Directors."


COMPENSATION OF EXECUTIVE OFFICERS

     General. The following table sets forth the compensation awarded during the fiscal years ended December 31 for 2000, 1999 and 1998 to the Company's Chief Executive Officer and all executive officers of the Company whose total salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") during the fiscal year ending December 31, 2000. The Company did not pay salaries to its officers for the period before September 1, 1996. During such prior period, the Company operated as an "externally-advised" and "externally-managed" real estate investment trust ("REIT"). Effective October 1, 1996, the Company converted to "self-administered" and "self-managed" status.

                           SUMMARY COMPENSATION TABLE


                                                                                                       LONG-TERM
                                                     ANNUAL COMPENSATION                          COMPENSATION AWARDS
                                       --------------------------------------------------   -----------------------------
NAME AND                                                                     OTHER          RESTRICTED        SECURITIES
PRINCIPAL                                                                   ANNUAL             SHARE          UNDERLYING
POSITION                      YEAR     SALARY ($)     BONUS ($)(1)     COMPENSATION (2)       AWARDS          OPTIONS (3)
--------                     ------    ----------     ------------     ----------------   ------------        -----------
Glade M. Knight,             2000       210,000               --             --                   --            200,000
 Chairman and                1999       210,000          300,000             --                1,670            348,771 (4)
 Chief Executive Officer     1998       210,000               --             --                1,670            200,000
Debra A. Jones,              2000       120,000               --             --                   --            160,000
 Chief Operating             1999       120,000          300,000             --                  900                 --
 Officer                     1998       120,000               --             --                  900            100,000
Stanley J. Olander, Jr.,     2000       120,000               --             --                   --            160,000
 Chief Financial             1999       120,000          300,000             --                  900                 --
 Officer                     1998       120,000               --             --                  900            100,000

----------
(1) Bonuses may be awarded in 2001 and in future years in the discretion of the Board of Directors or its Compensation Committee.

(2) The Company provides each of the Named Executive Officers with use of a Company automobile, and pays premiums for term life, disability and health insurance for the Named Executive Officers. The value of such items was less than the lesser of either $50,000 or 10% of the total salary and bonus of the Named Executive Officer in 2000.

(3) At December 31, 2000, Mr. Knight held 8,350 restricted Common Shares (with an aggregate market value as of December 31, 2000 of $88,197) issued under the Company's Incentive Plan, and each of Ms. Jones and Mr. Olander held 4,500 restricted Common Shares (each with an aggregate market value as of December 31, 2000 of $47,351) issued under the Incentive Plan. A total of 5,000 (as to Mr. Knight) and 2,500 (as to each of Mr. Olander and Ms. Jones) of these restricted Common Shares were issued on July 1, 1995 and vested in equal 1/5 portions on July 1 of each year from 1995 through 1999, inclusive, and 3,350 (as to Mr. Knight) and 2,000 (as to each of Mr. Olander and Ms. Jones) of these restricted Common Shares were issued March 24, 1998 and fully vest in equal 1/5 portions on March 24 of each year from 1998 through 2002, inclusive. If the holder of such restricted Common Shares ceases to be either an officer or employee of the Company for any reason other than death or permanent disability, the unvested restricted Common Shares will revert to the Company. Distributions are payable on all of these restricted Common Shares, both vested and unvested. The table set forth above shows only the vested restricted Common Shares and reflects the fair market value of the vested restricted Common Shares on the date of their issuance.

(4) In 1999, Mr. Knight was granted options ("Award Options") to purchase 348,771 of the Company's Common Shares at an exercise price of $10.125. These options represent a "rollover" of certain options previously held by Mr. Knight with respect to common shares in Apple Residential Income Trust, Inc. (with which the Company merged in 1999). If a triggering event occurs, the exercise price will be $1.00 per common share for 180 days following the triggering event. A triggering event means the occurrence of certain events, defined in the option agreement, reflecting a change or prospective change in control of the Company. If a triggering event occurs, and Mr. Knight either elects not to, or fails to, exercise any exercisable Award Options, then the Company must pay to Mr. Knight the difference between the exercise price and the value of the common shares that would be obtained upon exercise. If the exercise or the receipt of payment in lieu of such exercise subjects the holder to an additional penalty tax under the Internal Revenue Code, the Company will pay to the holder an additional amount to offset the penalty tax.

     The following table sets forth information with respect to the Common Share options held by the Named Executive Officers during the year ended December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                    NUMBER OF

                                SECURITIES     % OF TOTAL OPTIONS                                       GRANT
                                UNDERLYING         GRANTED TO         EXERCISE OR                       DATE
                                  OPTIONS         EMPLOYEES IN         BASE PRICE     EXPIRATION       PRESENT
            NAME                GRANTED(1)         FISCAL YEAR           ($/SH)          DATE        VALUE $ (2)
            ----                ----------         -----------           ------          ----        -----------
Glade M. Knight ............     200,000              33                  10.62      Sept. 2010        76,000
Debra A. Jones .............     160,000              27                  10.62      Sept. 2010        60,800
Stanley J. Olander .........     160,000              27                  10.62      Sept. 2010        60,800

----------
(1) All options are exercisable for Common Shares, were granted at an exercise price equal to the fair market value of the Common Shares on the date of grant and were fully exercisable on the date of grant.

(2) Based on the Black-Scholes option pricing model assuming expected volatility equal to one-year average volatility of 0.171, a risk free interest rate of 5.9%, a dividend yield of 9% and an expected option term of ten years. The actual value, if any, an executive may realize will depend upon the excess of the Common Share price over the exercise price on the date the option is exercised; accordingly, there is no assurance that the executive will realize the values set forth in the table.

      AGGREGATED OPTION EXERCISES IN 2000 AND 2000 YEAR-END OPTION VALUES


                                                                            NUMBER OF                 VALUE OF
                                                                            SECURITIES              UNEXERCISED
                                                                            UNDERLYING              IN-THE-MONEY
                                                                           UNEXERCISED               OPTIONS AT
                                                                            OPTIONS AT                YEAR END
                                     SHARES ACQUIRED       VALUE      YEAR-END EXERCISABLE/         EXERCISABLE/
               NAME                    ON EXERCISE       REALIZED       UNEXERCISABLE (1)       UNEXERCISABLE ($)(1)
               ----                    -----------       --------       -------------------     --------------------
Glade M. Knight .................          --              --               829,211                   152,587
Debra A. Jones ..................          --              --               304,310                     --
Stanley J. Olander, Jr. .........          --              --               304,310                     --

----------
(1) All of the options held by management were exercisable at year end 2000, but each exercise price (other than the exercise price of Mr. Knight's Award Options, described in Note (4) to the Summary Compensation Table) exceeded the closing price of the Common Shares on December 31, 2000, which was $10.5625 per Common Share. Such options were granted in various amounts on different dates and at different exercise prices. The current exercise price for the Award Options is $10.125, and the lowest exercise price for all of the other options is $10.62.

     EMPLOYMENT AGREEMENTS. Each of Glade M. Knight, Stanley J. Olander, Jr. and Debra A. Jones has entered into an employment agreement with the Company, effective September 1, 1996. Mr. Knight's employment agreement had a term of one year and was extended four times for additional one-year terms. The employment agreements with Ms. Jones and Mr. Olander have five year terms ending on August 31, 2001. Mr. Olander and Ms. Jones are obligated to devote all of their business time to the Company. Mr. Knight is not similarly restricted, although he has agreed to devote as much of his attention and energies to the business of the Company as is reasonably required in the judgment of him and the Board of Directors.

     Each employment agreement contains a limited non-compete provision. The officer agrees that during the term of his or her employment, and for a period of one year thereafter if the officer terminates his or her employment, such officer will not be employed by or affiliated with a business that competes with the Company in Virginia, North Carolina or South Carolina, or solicit or attempt to solicit any person employed by the Company to leave such employment for employment with a competing business. Notwithstanding the foregoing, Mr. Knight will be permitted to pursue other ventures, including without limitation real estate ventures, except any such ventures that compete with the Company in Virginia, North Carolina or South Carolina.

     Each employment agreement terminates automatically upon the officer's death. The Company is obligated to pay to the decedent's personal representative an amount equal to the decedent's current annual salary in a one-time lump sum payment.

     The Company may terminate the officer's employment and the Company's obligations under the employment agreement in the event of the "disability" of the officer or for "cause," in the agreement. "Disability" means inability to perform the essential functions of the position, after reasonable accommodation in accordance with the Americans with Disabilities Act, if such a disability results from a physical or mental impairment which can be expected to result in death or to continue for at least six consecutive months. In the event of termination for disability, the Company must pay the officer or his representative an amount equal to the officer's current annual salary in a one-time lump sum payment. "Cause" is defined in the employment agreement as including continued or deliberate neglect of duties, willful misconduct of the officer injurious to the Company, violation of any code or standard of ethics applicable to Company employees, active disloyalty to the Company, conviction of a felony, habitual drunkenness or drug abuse, excessive absenteeism unrelated to a disability, or breach by the officer of the employment agreement. If the Company terminates the officer for "cause," it will have no further obligation to the officer except under any applicable benefits policy or as otherwise provided by law.

     CHANGE IN CONTROL AGREEMENTS. Effective August 1, 2000, the Company entered into separate Change in Control Agreements with each of Glade M. Knight, Stanley
J. Olander, Jr. and Debra A. Jones (each of whom is defined as an "Executive" thereunder). These Change in Control Agreements provide for certain payments in the event that the Company terminates an Executive's employment other than for Cause (as defined therein) or an Executive terminates employment for Good Reason (as defined in therein). Such payments from the Company to the Executive would be follows:

     (1) the Executive's salary and any accrued paid time off through the date of the change in control;

     (2) the Executive's annual bonus for the calendar year immediately preceding the calendar year in which the change in control occurs multiplied by a fraction in which the numerator is the number of days employed by the Company during the change of control year and the denominator is 365;

     (3) all amounts previously deferred by the Executive under any nonqualified compensation plan sponsored by the Company together with any accrued earnings thereon; and

     (4) for Stanley J. Olander and Debra A. Jones, the greater of $1,250,000 or three times the sum of the annual base salary and the annual bonus (as such amounts are defined therein), and for Glade M. Knight, the greater of $2,525,000 or three times the sum of the annual base salary and the annual bonus. The Change of Control Agreements define annual base salary as twelve times the Executive's highest monthly base salary and define annual bonus as the largest annual bonus paid to the Executive for the 36-month period immediately preceding the month of the effective date of the change in control.

     The Change of Control Agreements also provide a gross-up payment to the Executives. This payment is intended to compensate the Executive for any and all taxes due under Section 4999 of the Internal Revenue Code or any other federal, state and local tax payable by the Executives as a result any payment received under the Change in Control Agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The Company's Compensation Committee is comprised of Leslie A. Grandis and Penelope W. Kyle. Mr. Grandis is also a partner in the law firm of McGuireWoods LLP, which serves as counsel to the Company. The representation of the Company by McGuireWoods LLP is expected to continue in 2001. Ms. Kyle's husband is also a partner in McGuireWoods LLP.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee determines compensation arrangements for the Company's executive officers and administers the Company's Incentive Plan, pursuant to which Common Share options and restricted Common Shares may be issued to eligible officers and employees.

     Under the employment agreements, the Company is required to review the performance of the executive officer at the end of each fiscal year of the Company and, in its sole discretion and based on the executive officer's performance and the financial condition of the Company, may either maintain or increase the executive officer's salary. In addition, each executive officer is eligible to receive an annual bonus determined by the Company.

     The Company paid salaries to its executive officers for the calendar year 2000. The annual salary paid to Mr. Knight was $210,000, and the annual salary paid to each of Ms. Jones and Mr. Olander was $120,000. These salaries were the same as those paid during 1999, 1998 and 1997, and were at the same rate of pay for the portion of the year 1996 after which the Company became self-administered.

     The initial annual salaries for the executive officers were set at a level believed to be at the low end of the range of salaries paid to comparable officers of comparable companies. In determining comparable salaries, the Compensation Committee reviewed certain salary surveys, including a survey of the National Association of Real Estate Investment Trusts reporting on salaries in other REITs, as well as salaries of officers of other REITs presented by Company management as being comparable. The intent of the Compensation Committee was to set initial salaries at a level low enough to permit subsequent increases based on executive officer and Company performance that will eventually result in Company salaries generally being similar to those in comparable REITs.

     The Compensation Committee received a report from Ernst & Young LLP, the Company's compensation consultant, outlining a compensation plan as a means of administering compensation to Messrs. Knight and Olander and Ms. Jones. Based on the report, the Compensation Committee is still formulating criteria to be used in determining salary increases and bonuses. However, the Compensation Committee generally expects to establish and maintain criteria to help the Company achieve its business objectives by: (1) designing performance-based compensation standards that align the interests of management with the interests of shareholders; (2) providing compensation increases and incentive compensation that vary directly with both Company financial performance and individual contributions to that performance by the executive officer; and (3) linking executive officer compensation to elements that affect both short-and long-term Common Share price performance. As appropriate, the Compensation Committee will also consider whether compensation levels are sufficient to attract and retain superior executive officers in a competitive environment.

     Base salaries for the Named Executive Officers in 2000 were the same as in 1999, and no cash bonuses were paid by the Company to the Named Executive Officers in 2000. The Company entered into the Change in Control Agreements with the Named Executive Officers in 2000 (described above under "Change in Control Agreements") with the approval of the Compensation Committee, which considered the report of the compensation consultant and other information, including similar arrangements that are offered by companies that are comparable to the Company. The Change in Control Agreements are designed to help provide for the continued service of the executives in the event of the possibility or occurrence of a change in control of the Company. The agreements seek to achieve this objective by giving the executives assurances of financial security in case of a pending or threatened change in control so that they will not be distracted by personal risks and will continue to devote their full time and best efforts to the performance of their duties. However, the Change in Control Agreements themselves do not require the continued services of the executives for the Company following a change in control.

                                        Leslie A. Grandis, Chairperson
                                        Penelope W. Kyle

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Audit Committee") is composed of three directors. It operates under a written charter (Exhibit A) that was adopted by the Board of Directors on May 25, 2000, and is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission. The Board of Directors has determined that each member of the Audit Committee is independent, as defined by the Audit Committee independence rules of the New

York Stock Exchange. In general, these rules state that a director is independent if he or she has no relationship to the Company that may interfere with the exercise of his or her independence from the Company and its management. Generally, directors who are employees of the Company or any of its affiliates may not qualify as independent directors.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's primary responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors.

     In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements in the Annual Report with both management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors matters required of auditors to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence. The Audit Committee has considered whether the nonaudit services rendered by the principal accountant are compatible with maintaining auditor independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. Based on the foregoing, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee also recommended (and the Board has approved) that Ernst & Young LLP be retained as the Company's independent auditors for the fiscal year ending December 31, 2001.

                                        Penelope W. Kyle, Chairperson
                                        Glenn W. Bunting, Jr.
                                        Leslie A. Grandis


PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder returns, over the periods presented, on the Company's Common Shares, the Standard & Poor's Composite Index of 500 Stocks and SNL Multi-Family REITs Index (which is an index of 37 other REITs). The periods presented begin on April 18, 1997, the day Common Shares of the Company first began trading on the New York Stock Exchange and end on December 31, 2000, the closing date of the Company's last complete fiscal year. For the period prior to April 18, 1997, the Company's Common Shares had no public trading market.

     The indicated values are based on share price appreciation plus dividends, which are assumed to be reinvested. The historical information set forth below is not necessarily indicative of future performance.

                               [GRAPHIC OMITTED]



                                                                      PERIOD ENDING
                                              -------------------------------------------------------------
                   INDEX                      04/17/97     12/31/97     12/31/98     12/31/99      12/31/00
                   -----                      --------     --------     --------     --------      --------
Cornerstone Realty Income Trust Inc. .....      100.00       122.57       117.00       121.25        145.65
S&P 500 ..................................      100.00       129.00       165.82       200.72        182.43
SNL Multi-Family REITs ...................      100.00       115.39       105.47       116.10        156.55

CERTAIN RELATIONSHIPS AND AGREEMENTS

     Messrs. Zuckerbrod and Taubenfeld, who are directors of the Company, are principals in the law firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York, which acted as counsel to the Company in connection with the Company's acquisition of certain of its real properties in 2000 and received legal fees totaling approximately $135,000. This law firm is expected to render additional services to the Company in 2001 and will receive compensation for such services.

     As noted above, under "Compensation Committee Interlocks and Insider Participation," Mr. Grandis, who is a director of the Company, is also a partner in the law firm of McGuireWoods LLP, which serves as counsel to the Company and certain of its affiliates and which received legal fees for its services. Such representation is expected to continue in 2001. The husband of Penelope W. Kyle, who is a director of the Company, also is a partner in McGuireWoods LLP.

INDEPENDENT PUBLIC ACCOUNTANT

     The firm of Ernst & Young LLP served as independent auditors for the Company in 2000. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He will have an opportunity to make a statement if he so desires and will be available to answer appropriate questions from shareholders. The Board of Directors is expected to retain Ernst & Young LLP as the Company's independent auditors for 2001. Independent accounting fees for the last fiscal year were as follows:


                FINANCIAL INFORMATION
                 SYSTEMS DESIGN AND
 AUDIT FEES      IMPLEMENTATION FEES     ALL OTHER FEES
 ----------      -------------------     --------------
$  185,000               --                $  99,309*

----------
* Includes $37,600 of audit related services, including accounting consultation and services related to SEC registration statements. Other fees totaling $61,709 generally include fees for tax related services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's directors and executive officers, and any persons holding more than 10% of the outstanding Common Shares are required to file reports with the Securities and Exchange Commission with respect to their initial ownership of Common Shares and any subsequent changes in that ownership. The Company believes that the filing requirements were satisfied in 2000. In making this statement, the Company has relied solely on written representations of its directors and executive officers and copies of reports that they have filed with the SEC.

MATTERS TO BE PRESENTED AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS

     Any qualified shareholder who wishes to make a proposal to be acted upon at the 2002 Annual Meeting of Shareholders must submit such proposal for inclusion in the Proxy Statement to the Company at its principal office in Richmond, Virginia, no later than December 15, 2001.

     With respect to shareholder proposals not included in the Company's Proxy Statement for the 2002 Annual Meeting, the persons named in the Board of Directors' proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 4a-14(c) under the Securities Exchange Act of 1934, including with respect to proposals received by the Company after March 1, 2002.

OTHER MATTERS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

     Management knows of no matters, other than those stated above, likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Common Shares represented by such proxy on such matters in accordance with their best judgement.

                                        By Order of the Board of Directors

                                        /s/ Stanley J. Olander, Jr.

                                        Stanley J. Olander, Jr.
                                        Secretary

April 20, 2001

     THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY CARD IMMEDIATELY.

                                                                       EXHIBIT A

                     CORNERSTONE REALTY INCOME TRUST, INC.

                             AUDIT COMMITTEE CHARTER

     This charter governs the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors of the charter annually.

Structure and Membership

     The Committee shall be appointed by the Board of Directors and shall consist of at least three directors, each of whom is independent of management and the Company within the meaning of the rules of the New York Stock Exchange ("NYSE"). Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise, within the meaning of the NYSE rules.

Statement of Policy

     The Audit Committee shall provide assistance to, and serve as the representative of, the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, the internal accounting department, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, and the power to retain outside counsel, or other experts, for this purpose.

Responsibilities and Processes

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The policies and procedures of the Committee should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee will supplement them as appropriate.

   o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval, if appropriate.

   o The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company, and the Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and for recommending that the Board of Directors take appropriate action in response to the auditors' report to satisfy itself as to the auditors' independence. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

   o The Committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing. Also, the Committee shall discuss with management, the internal accounting department, and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

   o The Committee shall be provided with copies of interim financial statements, and shall review such materials, prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the Committee shall require the independent auditors to notify the Committee as soon as possible of any known material adverse, unusual or extraordinary matters pertaining to such interim financial statements.

   o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (and the annual report to shareholders), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

   o The Committee shall undertake all actions requisite to the preparation of an annual report of the Audit Committee, as required by the rules of the Securities and Exchange Commission, and shall cause such report to be prepared and included in the Company's proxy statements, all as required by such rules.

   o Additionally, the Audit Committee will either separately or in the course of performing and carrying out the processes set forth above:

       1. Hold no less than three regularly scheduled meetings each year, and other meetings from time to time as may be called pursuant to the Company's Bylaws.

       2. Meet in person with representatives of the independent auditors at least twice during each fiscal year of the Company.

       3.  Review with representatives of the independent auditors:

             a. The plan for and scope of its annual audit of the Company's financial statements.

             b. The results of the annual audit.

             c. Any recommendations with respect to internal controls and other financial matters, including any perceived weaknesses in the Company's internal controls, policies, and procedures.

             d. Any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company's financial statements.

       4. Review the extent of any services outside the audit area performed for the Company by its firm of independent auditors.

       5. Review the fees proposed by the Company's independent auditors for their services.

       6. Review the work of the Company's internal accounting department with members of such department, including management's responses to recommendations made and plans for future audit coverage.

       7. Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

PROXY

                     CORNERSTONE REALTY INCOME TRUST, INC.
                              306 EAST MAIN STREET

                              RICHMOND, VA 23219
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David S. McKenney, Martin B. Richards and James W.C. Canup as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the common shares of Cornerstone Realty Income Trust, Inc. held of record by the undersigned on April 17, 2001, at the Annual Meeting of Shareholders to be held on May 23, 2001, or any adjournment thereof.

     The Board of Directors recommends a vote "FOR" in item 1.

     1. ELECTION OF DIRECTORS

       FOR  all  nominees  listed  below [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

      (except as marked to the contrary below) [ ]

                   Penelope W. Kyle and Harry S. Taubenfeld

(INSTRUCTIONS: To withhold  authority  to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------
     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

     THIS PROXY WHEN PROPERTY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.

                          (CONTINUED ON REVERSE SIDE)


Please indicate whether you plan to attend the Annual Meeting in person:

                                                   [ ] Yes [ ] No





Dated: __________________, 2001     --------------------------------------------
                                                   Printed Name

                                    --------------------------------------------
                                                    Signature

                                    --------------------------------------------
                                             Signature if held jointly

                                    --------------------------------------------
                                       Title of Signing Person (if applicable)

                                    Please print exact name(s) in which shares are registered, and sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                    If a corporation, please sign in full
                                    corporate name by President or other
                                    authorized officer. If a partnership or
                                    other entity, please sign in partnership or other entity name by authorized person.


           Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

[GRAPHIC OMITTED]

          CORNERSTONE
          REALTY INCOME TRUST, INC.
          306 EAST MAIN STREET
          RICHMOND, VIRGINIA 23219


























                            [GRAPHIC            OPEN IMMEDIATELY
                             OMITTED]        PROXY MATERIAL ENCLOSED
                                             -----